LIMITED POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Parker B. Phillips, Minna B. Baughman, Patrick R. McCabe, Joan L. Grant and Shartsis Friese LLP, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

A.          prepare, execute, acknowledge, deliver and file Forms ID, Schedules 13D and 13G, and Forms 3, 4 and 5 (including any amendments thereto and any related documents) with the United States Securities and Exchange Commission and any national securities exchanges relating to securities of Levi Strauss & Co. (“LS&Co.”), as considered necessary or advisable under Regulation S-T and Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time (the “Exchange Act”); and

B.          seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the securities of LS&Co. from any person, including brokers and transfer agents, and the undersigned hereby authorizes any such person to release any such information to any such attorney-in-fact and approves and ratifies any such release of information; and

C.          perform any and all other acts that in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1.          this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to him or her without independent verification of such information;

2.          any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3.          none of such attorneys-in-fact assumes (a) any liability for the undersigned’s responsibility to comply with Exchange Act requirements or the requirements of any other laws, (b) any liability of the undersigned for any failure to comply with such requirements, or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

4.          this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or any other laws, including without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done under this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

The undersigned has executed this Limited Power of Attorney as of November, 28, 2020.

/s/ Jennifer C. Haas
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Jennifer C. Haas
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